U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2014

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 25th Floor New York, NY 10174 (Address of principal executive offices) Telephone: (917) 368-8480 Facsimile: (917) 368-8005 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 13, 2014, we and Regency Capital Corporation (“Regency”), a company formed under the laws of the Turks and Caicos Island, entered into an amendment of the Share Purchase Agreement (the “Regency Share Purchase Agreement”), dated as of November 22, 2013, under which Regency had agreed to purchase 170,000 shares of our Common Stock, par value $0.001 per share, and had the right to purchase 430,000 additional shares of our Common Stock prior to January 31, 2014. Prior to January 31, 2014, Regency purchased all 600,000 shares of our Common Stock as provided by the Regency Share Purchase Agreement and requested that we grant it the right to purchase up to an additional 500,000 shares of our Common Stock prior to March 31, 2014. Our board of directors agreed with Regency’s request, and we therefore entered into the amendment of the Regency Share Purchase Agreement to grant Regency the right to purchase the additional 500,000 shares during the period ending March 31, 2014 at a cash purchase price equal to the greater of $1.00 per share and 92% of the volume-weighted average trading price of shares of our Common Stock during the 20 trading day period ending on the day that is three days prior to the closing of the purchase and sale of our shares. A copy of the amendment to the Regency Share Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

As of the date of this Current Report, Regency has purchased 240,000 of the 500,000 Additional Shares referred to in the Amendment.

Regency is an affiliate of XOptics (PTC) Ltd., a British Virgin Islands company, which holds all 19,100,000 outstanding shares of our Nonvoting Convertible Preferred Stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment, dated as of February 13, 2014, to the Share Purchase Agreement, dated as of November 22, 2013, between SurePure, Inc. and Regency Capital Corporation

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE, INC. (Registrant)

Date: February 18, 2014	/s/ Stephen M. Robinson
Stephen M. Robinson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment, dated as of February 13, 2014, to the Share Purchase Agreement, dated as of November 22, 2013, between SurePure, Inc. and Regency Capital Corporation